Exhibit 23.1

Letterhead of Halt, Buzas & Powell, Ltd.


                       Consent of Independent Accountants

     We hereby consent to the incorporation by reference in the Registration Statement on Form 10-KSB of American Utilicraft Corporation of our report dated October 11, 2004 relating to the financial statements, which is incorporated in the Annual Report.




/s/ alt, Buzas & Powell, Ltd.

Halt, Buzas & Powell, Ltd.
Alexandria, VA
November 11, 2004